EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-188005 of our report dated April 18, 2013 relating to the balance sheet of Silvercrest Asset Management Group Inc. as of December 31, 2012 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 24, 2013